Exhibit 99.1

SCBT Financial Corporation and Peoples Bancorporation to Merge

— Ranks 6th in deposit market share in South Carolina; In-market acquisition bodes well for the creation of synergies and economies of scale; Strategically connects Greenville, SC to northeastern Georgia market; Cultural alignment reduces integration risks

COLUMBIA, SC and EASLEY, SC (December 20, 2011).  SCBT Financial Corporation (NASDAQ: SCBT), the holding company for SCBT, N.A., and Peoples Bancorporation, Inc. (OTCBB:PBCE) founded in 1986, the holding company of Peoples National Bank, Bank of Anderson, N.A., and Seneca National Bank, jointly announced today the signing of a definitive merger agreement under which SCBT will acquire Peoples Bancorporation.   Founded in 1933, SCBT is the largest publicly traded bank headquartered in South Carolina.

Upon completion of the transaction, the combined company will have approximately $4.5 billion in assets, $3.8 billion in total deposits, and $3.2 billion in total loans.  The merger agreement has been approved by the board of directors of each company.  The transaction is expected to close in the second quarter of 2012 and is subject to customary conditions, including approval by Peoples Bancorporation shareholders and regulatory approvals.

“We have had a very good and long-term relationship with Peoples Bancorporation,” said Robert R. Hill, Jr., president and CEO of SCBT.  “Peoples Bancorporation has been committed to the communities of the upstate of South Carolina for over 25 years and we look forward to continuing this legacy.  Our companies have similar cultures making this a natural partnership and one that will serve our customers, employees and shareholders very well.”

“All of our directors support the decision to merge with SCBT because we know this is a great opportunity to further improve and expand customer service. We believe that this merger will make our great little bank a bigger and better bank while growing shareholder value,” said George B. “Bud” Nalley, Jr., chairman of the board, Peoples Bancorporation, Inc.  “We expect the merger to provide our shareholders with the opportunity for an increase in stock value and a resumption of dividends, as well as and the opportunity to share in the growth of a dynamic company in the years ahead.  We are honored to be a part of the exciting merger of two great companies that share similar feelings of deep appreciation of employees and dedication to customer satisfaction.”

Upon completion of the merger, the combined company will operate 78 locations in SC, NC and Georgia.  Post-merger the company will have 28 offices in counties along the I-85 corridor connecting Charlotte, Greenville and Atlanta and the combined company will be the 6th largest bank in South Carolina by deposit market share and the 7th largest in the Upstate. “We are fortunate to partner with SCBT, and we feel that this merger is in our shareholders’ best interests. SCBT has been well known to our company for quite some time, and we could not find a better fit in terms of culture, philosophy, financial stability, commitment to communities and access to a statewide branch network and beyond,” commented L. Andrew Westbrook, III, president and CEO of Peoples Bancorporation, Inc.  “Several factors were considered on behalf of our shareholders in making this important decision, including the opportunity our shareholders will have to benefit from the future growth of this dynamic company.”

“I am excited about the opportunity to join with SCBT, which has clearly been one of the best run banks in South Carolina for the past few years,” said Robert E. Dye, Jr., CFO of Peoples Bancorporation. “Over our twenty-five year history, the Peoples family of banks has consistently been committed to providing an unusually pleasant banking experience for our customers, and we fully expect that to continue.  I am proud to see us take this important step forward.”

Under the terms of the agreement, Peoples Bancorporation shareholders will receive 0.1413 shares of SCBT common stock per share of PBCE common stock, subject to certain adjustments.  The stock issuance is valued at approximately $28.4 million in the aggregate, based on 7,105,563 shares of Peoples Bancorporation common stock outstanding.

Keefe, Bruyette & Woods, Inc. served as financial advisor and Wachtell, Lipton, Rosen & Katz provided legal counsel to SCBT.  Scott & Stringfellow served as financial advisor and Haynsworth Sinkler Boyd, P.A. served as legal counsel to Peoples Bancorporation.

Webcast

SCBT Financial Corporation and Peoples Bancorporation, Inc. will host a conference call this morning at 10:30 a.m. EDT on December 20, 2011.  The conference call can be accessed by dialing 1-866-328-3013 or 1-914-495-8535 for international participants.  The conference ID number is 36863010.  The presentation slides will be available on the website of SCBT at www.SCBTonline.com.  A replay will be available from 2 p.m. Eastern Time on December 20th until 11:59 p.m. on December 27th.  To listen to the replay, dial (855) 859-2056 or (404) 537-3406.  The pass code is 36863010.  The event will also be archived and available beginning December 20th by midnight Eastern Time in the Investor Relations section of www.SCBTonline.com.

SCBT will file a registration statement and other relevant documents concerning the transaction with the Securities and Exchange Commission and appropriate state and federal banking authorities as soon as is practical.  Peoples Bancorporation will prepare a proxy statement and other relevant documents concerning the proposed transaction for its shareholders.  Peoples Bancorporation shareholders are urged to read such proxy and registration statements regarding the proposed transaction as they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents because these will contain important information.  You will be able to obtain a free copy of the registration statement, as well as other filings containing information about SCBT Financial Corporation and Peoples Bancorporation, Inc., at the SEC’s internet site (http://www.sec.gov).  The documents can also be obtained, without charge, by directing a written request to either SCBT Financial Corporation, Post Office Box 1030, Columbia, SC 29202, Attention: Richard C. Mathis, Executive Vice President and Treasurer, or Peoples Bancorporation, Inc., Post Office Box 1989, Easley, South Carolina 29640, Attention: Robert E. Dye, Jr., Senior Vice President and Chief Financial Officer.

SCBT, Peoples Bancorporation and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Peoples Bancorporation in connection with the merger.  Information about the directors and executive officers of Peoples Bancorporation and their ownership of PBCE common stock is set forth in Peoples Bancorporation’s most recent proxy statement as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and at Peoples Bancorporation’s address in the preceding paragraph.  Information about the directors and executive officers of SCBT Financial Corporation is set forth in SCBT’s most recent proxy statement filed with the SEC and available at the SEC’s internet site and from SCBT at the address set forth in the preceding paragraph.  Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

SCBT Financial Corporation

SCBT Financial Corporation, Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  SCBT Financial Corporation, the largest publicly traded bank headquartered in South Carolina, consists of SCBT, N.A.; NCBT, a Division of SCBT, N.A.; and Community Bank & Trust, a Division of SCBT, N.A.  Providing financial services for over 77 years, SCBT Financial Corporation operates 70 locations in 16 South Carolina counties, 10 North Georgia counties, and in Mecklenburg County in North Carolina.  Named in Forbes as one of the 100 Most Trustworthy Companies in America for more than 5 years, SCBT Financial Corporation has assets of approximately $4.0 billion and its stock is traded under the symbol SCBT in the NASDAQ Global Select Market.  More information can be found at www.SCBTonline.com.

Peoples Bancorporation, Inc.

Founded in 1986, Peoples Bancorporation, Inc. has been serving the financial needs of the upstate for more than 25 years.  Peoples Bancorporation is the holding company for The Peoples National Bank which operates five locations in Easley, Pickens, Powdersville, and Greenville, South Carolina; Bank of Anderson, N.A. which operates two locations in Anderson, South Carolina; and Seneca National Bank which operates one location in Seneca, South Carolina.  Peoples Bancorporation has assets of approximately $545.5 million and its stock is traded under the symbol PBCE.  More information can be found at www.peoplesbc.com.

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Analyst Contact:

Donnie Pickett

Chief Financial Officer

(803) 765-1028

Media Contact:

Donna S. Pullen

Director of Public Relations & Special Projects

(803) 765-4558

Cautionary Statement Regarding Forward Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. SCBT Financial Corporation and Peoples Bancorporation caution readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement between SCBT and Peoples Bancorporation; (2) the outcome of any legal proceedings that may be instituted against SCBT or Peoples Bancorporation; (3) the inability to complete the transactions contemplated by the definitive merger agreement due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory approval; (4) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (5) interest risk involving the effect of a change in interest rates on both SCBT’s and Peoples Bancorporation’s banks’ earnings and the market value of the portfolio equity; (6) liquidity risk affecting SCBT’s and Peoples Bancorporation’s banks’ ability to meet its obligations when they come due; (7) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (8) transaction risk arising from problems with service or product delivery; (9) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) economic downturn risk resulting in deterioration in the credit markets; (14) greater than expected noninterest expenses; (15) excessive loan losses; (16) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of Habersham, BankMeridian and Peoples Bancorporation, including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (17) the risks of fluctuations in market prices for SCBT stock that may or may not reflect the economic condition or performance of SCBT; (18) the payment of dividends on SCBT is subject to regulatory supervision as well as the discretion of the SCBT board of directors; and (19) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements.